PROMISSORY NOTE


$500,000.00                                         December 30, 1999


     FOR VALUE RECEIVED, the undersigned, Donald Riesterer, (hereinafter "Borrower"), (if more than one, then jointly and severally), as maker promises to pay to the order of Dave Thomas, Emil A. Gluck, and Douglas A. Larson and their successor (hereinafter the "Lender"), or order at 1421 North
Broadway, Suite 108, Menomonie, Wisconsin, 54751, or at any other place designated by the holder hereof, in lawful money of the United States of America, the principal sum of Five Hundred Thousand dollars and 00/100 ($500,000.00 ) together with interest at a rate of eight and 3/4 (8.75%) percent annum on the principal balance outstanding from time to time hereunder.

      EVERY MONTH payments consisting of interest only in the amount of interest only in the amount of Three Thousand Six Hundred Forty-five & 84 cents Dollars ($3645.84) each shall be made commencing on January 31, 2000 and on intervals of every month thereafter until December 31, 2000, at which time the principal balance, shall be paid in full. Interest shall be calculated from the date hereon.

     The Lender acknowledges that as additional incentive to lend, Borrower shall escrow 1,000,000 shares of WHY USA Financial Group, Inc, common stock as collateral for this loan. These shares shall be escrowed for the term of this loan and shall be sold in sufficient amounts to pay the loan at the end of the term upon the default of Borrower. During the term of this loan Borrower shall have the option, at his sole discretion, to instruct that the shares be sold in sufficient amounts as necessary to prepay the principal balance of the loan and any interest then due. Any unsold shares shall be released to Borrower after repayment of the loan.

     This Promissory Note may be prepaid, in full or in part (but if is part, in multiples of no less than $100.00), at any time, or from time to time hereafter, without premium or penalty. Interest shall be computed on the unpaid principal balance at the end of each day as follows: The rate of interest shall be divided by 365 and the unpaid principal balance of this Note shall be multiplied by the percentage so obtained. Payments hereunder shall be applied first to accrued but unpaid interest and the excess, if any, to the principal.

     This Promissory Note is secured by the escrowed shares of WHY USA Financial Group, Inc. stock, that shall be escrowed as stated above.

     In the event of any default in the terms hereof or the payment of any principal when due hereunder, then the entire unpaid principal balance of this Promissory Note shall, at the option of the holder hereof, become immediately due and payable, in full, without presentment or other notice or demand of any kind. Failure to exercise such option, however often, shall not constitute a waiver of the right to exercise it thereafter.

The following events shall constitute a default:

1.) The apparent insolvency of the Borrower;

2.) Appointment of a Receiver for Borrower's property and business operations;

3.) The commencement of bankruptcy proceedings, voluntary or involuntary by or on behalf of the Borrower;

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4.)  The failure to timely make payments as set forth herein;

5.) Failure to timely make payments for merchandise received on credit from Lender;

6.)  The sale of all or substantially all of Borrower's assets;

7.)  A default as defined by documents executed concurrently herewith; and

8.)  The failure to abide by any of the terms set forth herein.

     The Borrower agrees to pay all costs of collection, including reasonable attorney's fees and expenses, incurred by the holder hereof at any times in the event this Promissory Note is not duly paid or a default exists. The Borrower agrees to submit to the jurisdiction of the Hennepin County District Court, State of Minnesota, in the event a dispute arises herein. The holder's rights or remedies hereunder shall be cumulative and in addition to other remedies which may be available at law.

     In the event any provision(s) herein becomes enforceable as a matter of law, said provision(s) shall be stricken and the remaining provisions shall be valid and enforceable.

     Presentment or other demand for payment, notice of dishonor and protest are hereby expressly waived.

This Promissory Note shall be governed by the laws of the State of Minnesota.


BORROWER

/s/ Donald Riesterer                           /s/ signature illegible

Donald Riesterer                               (Witness)




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